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Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------


         This Employment Agreement ("Agreement"), effective as of the 1st day of February, 2001 ("Effective Date"), is entered into by and between Mossimo Giannulli ("Executive") and Mossimo, Inc., a Delaware Corporation (the "Company").

         WHEREAS, Executive serves as the Chairman of the Board of Directors, President, and Chief Executive Officer of the Company as well as the principal designer; and

         WHEREAS, the Company desires to establish its right to the continued services of Executive, in the capacities described below, on the terms and conditions hereinafter set forth, and Executive is willing to accept such employment on such terms and conditions.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Executive and the Company agree as follows:

         1. EMPLOYMENT AS PRESIDENT OF THE COMPANY.

                  1.1 DUTIES. The Company does hereby employ Executive as President, Chief Executive Officer and principal designer of the Company and Executive does hereby accept and agree to such employment. Subject to the supervision and control of the Board of Directors of the Company, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of President, Chief Executive Officer and principal designer and shall render such services on the terms set forth herein. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Board, to the extent consistent with his position and status as President, Chief Executive Officer and principal designer of the Company. Executive agrees to devote substantially all of his working time and efforts exclusively to the business of the Company.

                  1.2 PLACE OF PERFORMANCE. In connection with Executive's employment by the Company, Executive shall be based at the principal executive offices of the Company in Santa Monica, California (or such other location in Los Angeles or Orange County as the principal executive offices shall be located).

         2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue through January 31, 2004. The Term may be extended by mutual agreement of the parties for successive one year periods on such terms as may be agreed.

         3. COMPENSATION.

                  3.1 SALARY AND BONUS COMPENSATION. Provided that the Company's agreement with Target Corporation dated as of March 28, 2000 (the "Target Agreement") remains in full force and effect, Executive shall be paid a base salary of $900,000 per year (the "Salary"). The Salary shall be payable in 26 equal installments per year in accordance with the Company's regular payroll practices. In addition, Executive shall be paid a bonus commission equal to fifty percent (50%) of the Company's Net Royalties earned under the Target

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Agreement (royalty income less commission paid to Robert Margolis) for all Net
Royalties in excess of the minimum generated annual Net Royalties guaranteed under the Target Agreement (the "Target Bonus"). A portion of the Target Bonus will be advanced to Executive quarterly within thirty (30) days of receipt by the Company of payment from Target Corporation. Each quarterly Target Bonus advance shall be based upon Net Royalties paid for that quarter. Provided, however, that if a Target Bonus advance is paid for one or more quarters during any Contract Year (as defined in the Target Agreement), but fifty percent (50%) of the annual Net Royalties in excess of the minimum annual guaranteed Net Royalties paid to the Company for that Contract Year is less than the amount paid to Executive during such quarter(s), the difference shall be deducted from future quarterly bonus payments; however, such deductions shall be made after the calculation of the Target Bonus for such future periods. In the event that Executive's employment is terminated prior to the Company's recoupment of the difference, the remaining portion of the difference shall be deducted from any amounts payable to Executive at the time of termination; and, Executive shall repay any amounts not covered by such deductions at the time of termination.

                  3.2 FRINGE BENEFITS. Executive shall be entitled to participate in any fringe and other benefit programs adopted from time to time by the Company for the benefit of its executive employees, including but not limited to vacation, reimbursement of business expenses, medical and similar plans.

         4. TERMINATION OF EXECUTIVE'S EMPLOYMENT.

                  4.1 DEATH. In the event Executive's employment hereunder is terminated by reason of Executive's death, the Company shall pay to Executive's estate any amounts accrued hereunder to the date of death.

                  4.2 DISABILITY. If, as a result of Executive's incapacity due to physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months and, within thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Executive his Base Salary at the rate in effect at the commencement of such period of Disability.

                  4.3 TERMINATION FOR CAUSE. The Company may terminate Executive's employment under this Agreement for "Cause," at any time prior to the expiration of the Term of this Agreement. For this purpose, "Cause" shall mean willful breach of this Agreement, fraud, misappropriation or embezzlement, or other criminal conduct, or habitual neglect to perform Executive's duties. In the event of termination for Cause, Executive's employment may be terminated by the Board of Directors immediately without advance written notice, whereupon this Agreement shall terminate without further obligation by the Company, except for payment of amounts of Salary accrued through the date of termination.

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                  4.4 TERMINATION BY THE COMPANY OTHER THAN FOR DEATH,
DISABILITY OR CAUSE. If Executive's employment is terminated by the Company for any reason other than Executive's death or Disability or for Cause, the Company shall pay Executive an amount equal to his Salary in effect on the date of termination for the remaining Term of this Agreement as if Executive had remained in the Company's employment during such period at a rate equal to his then Salary.

                  4.5 NO MITIGATION REQUIRED. Executive shall not be required in any way to mitigate the amount of any payment or benefit provided for under this
Section 4, including, but not limited to, by seeking other employment, nor shall the amount of any payment or benefit provided for under this Section 4 be reduced by any compensation earned by Executive as the result of employment with or services provided to another employer after the date of Executive's termination, or otherwise.

         5. ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.

                  5.1 DEFINITION OF "INVENTIONS". As used herein, the term "Inventions" shall mean all inventions, discoveries, improvements, trade secrets, formulas, techniques, data, programs, systems, specifications, documentation, algorithms, flow charts, logic diagrams, source codes, processes, and other information, including works-in-progress, whether or not subject to patent, trademark, copyright, trade secret, or mask work protection, and whether or not reduced to practice, which are made, created, authored, conceived, or reduced to practice by Executive, either alone or jointly with others, during the period of employment with the Company (including, without limitation, all periods of employment with the Company prior to the Effective Date) which (A) relate to the actual or anticipated business, activities, research, or investigations of the Company or (B) result from or is suggested by work performed by Executive for the Company (whether or not made or conceived during normal working hours or on the premises of the Company), or (C) which result, to any extent, from use of the Company's premises or property.

                  5.2 WORK FOR HIRE. Executive expressly acknowledges that all copyrightable aspects of the Inventions (as defined above) are to be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), and that the Company is to be the "author" within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium, fixed or embodied, shall be owned exclusively by the Company as of the date of creation, and Executive hereby expressly disclaims any and all interest in any of such copyrightable works and waives any right of DROIT MORALE or similar rights.

                  5.3 ASSIGNMENT. Executive acknowledges and agrees that all Inventions constitute trade secrets of the Company and shall be the sole property of the Company or any other entity designated by the Company. In the event that title to any or all of the Inventions, or any part or element thereof, may not, by operation of law, vest in the Company, or such Inventions may be found as a matter of law not to be "works made for hire" within the meaning of the Act, Executive hereby conveys and irrevocably assigns to the Company, without further consideration, all his right, title and interest, throughout the universe and in perpetuity, in all Inventions and all copies of

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them, in whatever medium, fixed or embodied, and in all written records, graphics, diagrams, notes, or reports relating thereto in Executive's possession or under his control, including, with respect to any of the foregoing, all rights of copyright, patent, trademark, trade secret, mask work, and any and all other proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention, and all rights to register and renew same.

                  5.4 PROPRIETARY NOTICES, NO FILINGS, WAIVER OF MORAL RIGHTS. Executive acknowledges that all Inventions shall, at the sole option of the Company, bear the Company's patent, copyright, trademark, trade secret, and mask work notices.

                  Executive agrees not to file any patent, copyright, or trademark applications relating to any Invention, except with prior written consent of an authorized representative of the Company (other than Executive).

                  Executive hereby expressly disclaims any and all interest in any Inventions and waives any right of DROIT MORALE or similar rights, such as rights of integrity or the right to be attributed as the creator of the Invention.

                  5.5 FURTHER ASSURANCES. Executive agrees to assist the Company, or any party designated by the Company, promptly on the Company's request, whether before or after the termination of employment, however such termination may occur, in perfecting, registering, maintaining, and enforcing, in all jurisdictions, the Company's rights in the Inventions by performing all acts and executing all documents and instruments deemed necessary or convenient by the Company, including, by way of illustration and not limitation:

                           5.5.1 Executing assignments, applications, and other
                  documents and instruments in connection with (A) obtaining patents, copyrights, trademarks, mask works, or other proprietary protections for the Inventions and (B) confirming the assignment to the Company of all right, title and interest in the Inventions or otherwise establishing the Company's exclusive ownership rights therein.

                           5.5.2 Cooperating in the prosecution of patent,
                  copyright, trademark and mask work applications, as well as in the enforcement of the Company's rights in the Inventions, including, but not limited to, testifying in court or before any patent, copyright, trademark or mask work registry office or any other administrative body.

                  Executive will be reimbursed for all out-of-pocket costs reasonably incurred in connection with the foregoing, if such assistance is requested by the Company after the termination of Executive's employment. In addition, to the extent that, after the termination of employment for whatever reason, Executive's technical expertise shall be required in connection with the fulfillment of the aforementioned obligations, the Company will compensate Executive at a reasonable rate for the time actually spent by Executive at the Company's request rendering such assistance.

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                  5.6 POWER OF ATTORNEY. Executive hereby irrevocably appoints the Company to be his Attorney-In-Fact to execute any document and to take any action in his name and on his behalf and to generally use his name for the purpose of giving to the Company the full benefit of the assignment provisions set forth above.

                  5.7 DISCLOSURE OF INVENTIONS. Executive will make full and prompt disclosure to the Company of all inventions subject to assignment to the Company, and all information relating thereto in Executive's possession or under his control as to possible applications and use thereof.

         6. ASSIGNMENT OF TRADEMARKS.

                  6.1 DEFINITION OF "MARKS" AND PRODUCTS. As used herein, the term "Marks" shall mean the names "Mossimo Giannulli" and all variations thereof, including but not limited to the names "Mossimo Giannulli", "Mossimo", "Moss", and signatures, designs, and logos incorporating any of the foregoing. As used herein, the term "Products" shall mean all apparel, accessories, eyewear, and all services related thereto, and any other products or services that the Company may decide to design, license, sell or provide at any time or from time to time, including without limitation, all products or categories of products described in Exhibit B to the Target Agreement.

                  6.2 ASSIGNMENT. Executive hereby conveys and irrevocably assigns to the Company all of Executive's right, title and interest in and to the Marks, and any and all variations thereof, throughout the world, including all applications, registrations, and common law rights therein, together with all goodwill symbolized or associated with the aforementioned, and all income, royalties, damages, and payments now or hereafter due or payable in respect thereto, and in and to all causes of action (either in law or in equity) and the right to sue, counterclaim, and recover for past, present, or future infringement of the Marks.

                  6.3 USE OF NAME. Executive hereby agrees that the Company shall have the exclusive right to use or to allow others to use the Marks and any and all variations thereof in connection with the Products or any product, business, service or any other activity similar to or related to the Products. Executive hereby agrees that he will not, and he will not authorize or license others to, use the Marks or any variations of the Marks, in connection with the Products or any product, business, service, or any other activity similar to or related to the Products without the prior written approval of the Company (which must be approved by a majority of the independent members of the Board of Directors of the Company). Executive further agrees that he will never assert any claims, including but not limited to a claim of infringement, against the Company relating to the use of the Marks or any variations of the Marks.

                  6.4 FURTHER ASSURANCES. Executive agrees to assist the Company, or any party designated by the Company, promptly on the Company's request, whether before or after the termination of employment, however such termination may occur, in perfecting, registering, maintaining, and enforcing, in all jurisdictions, the Company's rights in the Marks by performing all acts and executing all documents and instruments deemed necessary or convenient by the Company, including, by way of illustration and not limitation:

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                           6.4.1 Executing assignments, applications, and other
                  documents and instruments in connection with (A) obtaining trademark registrations for the Marks or other proprietary protections for the Marks and (B) confirming the assignment to the Company of all right, title and interest in the Marks or otherwise establishing the Company's exclusive ownership rights therein.

                           6.4.2 Assisting in the prosecution of trademark
                  applications for the Marks, as well as in the enforcement of the Company's rights in the Marks, including, but not limited to, testifying in court or before any trademark registry office or any other administrative body.

                  Executive will be reimbursed for all out-of-pocket costs reasonably incurred in connection with the foregoing, if such assistance is requested by the Company after the termination of Executive's employment. In addition, to the extent that, after the termination of employment for whatever reason, Executive's technical expertise shall be required in connection with the fulfillment of the aforementioned obligations, the Company will compensate Executive at reasonable rate for the time actually spent by Executive at the Company's request rendering such assistance. Nothing in this Section 6 shall be construed in any manner to limit in any way the rights granted to the Company in
Section 5.

         7. NO VIOLATION OF THIRD-PARTY RIGHTS. Executive represents, warrants, and covenants that he:

                  7.1 Is not a party to any conflicting agreements with third parties which will prevent him from fulfilling the terms of employment and the obligations of this Agreement;

                  7.2 Does not have in his possession any confidential or proprietary information or documents belonging to others and will not disclose to the Company, use, or induce the Company to use, any confidential or proprietary information or documents of others; and

                  7.3 Agrees to respect any and all valid obligations which he may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of these prior employers or others, as the case may be.

                  Executive has supplied or shall promptly supply to the Company a copy of each written agreement to which Executive is subject (other than any agreement to which the Company is a party) which includes any obligation of confidentiality, assignment of inventions, or non-competition.

                  Executive agrees to indemnify and save harmless the Company from any loss, claim, damage, cost or expense of any kind (including, without limitation, reasonable attorney fees) to which the Company may be subjected by virtue of a breach by Executive of the foregoing representations, warranties and covenants.

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         8. CONFIDENTIAL INFORMATION AND NON-COMPETITION.

                  8.1 CONFIDENTIALITY. Executive acknowledges that in his employment hereunder, and during prior periods of employment with the Company, he has occupied and will continue to occupy a position of trust and confidence. Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates and their respective clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to (i) deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, (A) all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive during the term of his employment by the Company and (B) all notebooks and other data relating to research or experiments or other work conducted by Executive in the scope of employment or any Inventions made, created, authored, conceived, or reduced to practice by Executive, either alone or jointly with others, and (ii) make full disclosure relating to any Inventions.

                  8.2 NON-COMPETITION. During the Term of this Agreement Executive shall not, directly or indirectly, without the prior written consent of the Company, provide consultative services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, corporation, or other entity that is then a competitor of the Company, including without limitation any entity engaged in the design, manufacture and/or distribution of Products; provided, however, that the "beneficial ownership" by Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than one percent (1%) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction and Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement. Executive and the Company acknowledge and agree that the business of the Company is global in nature, and that the terms of the non-competition agreement set forth herein shall apply on a worldwide basis, and shall specifically apply to each city and county in the State of California and each other state in the United States, as well as any other country in which the Marks are in use or registered, or the Company or any licensee of the Company and person or entity to designs, manufactures or distributes Products.

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                  8.3 NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the
Term of this Agreement and for two (2) years thereafter, Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any Competitor of the Company.

                  8.4 NON-SOLICITATION OF EMPLOYEES. Executive recognizes that he possesses and will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company. Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company. Executive agrees that, during the Term of this Agreement and for the two (2) years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company to any other person.

         9. SURVIVAL OF PROVISIONS. The obligations contained in Sections 5, 6, 8 and 11 shall survive the termination or expiration of Executive's employment with the Company and shall be fully enforceable thereafter.

         10. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax (at the individual's then current fax number) to the respective persons named below:

         If to Company:                     Mossimo, Inc.
                                            2016 Broadway
                                            Santa Monica, California 90404
                                            Attn:  Corporate Secretary

         If to Executive:                   Mossimo Giannulli
                                            c/o Mossimo, Inc.
                                            2016 Broadway
                                            Santa Monica, California 90404

Either party may change such party's address for notices by notice duly given pursuant hereto.

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         11. ARBITRATION/WAIVER OF JURY TRIAL.

                  11.1 COVERED CLAIMS. This arbitration agreement shall be applicable to any and all claims by Executive or the Company arising out of or relating to this Agreement and/or Executive's employment by the Company, except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration (the "Covered Claims"). Any claim which cannot be timely addressed through arbitration may be initially filed in any court of competent jurisdiction, but shall be referred to arbitration with respect to any claims or proceedings which may be timely addressed through arbitration. Such proceedings or claims shall also be "Covered Claims".

                  11.2 AGREEMENT TO ARBITRATE COVERED CLAIMS. The parties hereby agree to any Covered Claims shall be resolved through private and confidential arbitration by a single neutral arbitrator through the American Arbitration Association ("AAA").

                  11.3 ARBITRATION PROCESS. Subject to the terms of this paragraph, the arbitration proceedings shall be governed by the then current AAA rules governing employment disputes, and shall take place in Orange County, California. Provided, however, that to the extent such rules are inconsistent with the requirements of applicable law for the Agreement to be enforced, the requirements of applicable law shall supercede such rules. The decision of the arbitrator shall be final and binding on all parties. Judgment thereon may be entered in any court of competent jurisdiction.

                  11.4 PAYMENT OF ARBITRATORS FEES. Executive shall not be required to pay any costs or expenses unique to an arbitration proceeding. The Company shall bear the expenses of the arbitrator's fees. Also, all costs of the arbitration proceeding or litigation to enforce this Agreement (such as a motion to compel arbitration), including attorneys' fees and witness expenses, shall be paid as the arbitrator or court awards in accordance with applicable law.

                  11.5 EXCLUSIVE REMEDY. This arbitration procedure is intended to be the exclusive method of resolving any Covered Claim.

                  11.6 THIRD PARTY BENEFICIARIES. This arbitration agreement is intended to benefit and may be enforced by Executive and the Company, as well as the Company's parents, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, contractors and consultants to the extent the claim by or against them would otherwise be a Covered Claim.

                  11.7 WAIVER OF JURY TRIAL. The Parties understand and agree that they are hereby waiving any right to a jury trial with respect to any claim subject to this provision.

         12. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to Executive's employment and compensation by the Company, but only with respect to the matters expressly addressed herein.

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         13. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

         14. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the internal law of the State of California.

         15. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

         16. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         17. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         18. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the date first above written.

                                 Company:

                                 MOSSIMO, INC.

                                 By:      /S/  MOSSIMO GIANNULLI
                                      ------------------------------------------

                                 Its:     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                       -----------------------------------------


                                 Executive:

                                    /S/ MOSSIMO GIANNULLI
                                 -----------------------------------------------
                                 Mossimo Giannulli

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